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                                EXHIBIT 10 (k)


                          VALLEY NATIONAL CORPORATION


                                401 (+) trademark


                      EXECUTIVE DEFERRED COMPENSATION PLAN


                          Effective October 1, 1988

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

                         VALLEY NATIONAL CORPORATION

                              401 (+) trademark

                     EXECUTIVE DEFERRED COMPENSATION PLAN

                               TABLE OF CONTENTS


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
      ARTICLE I       PURPOSE                                        1

      ARTICLE II      DEFINITIONS

                      2.1   Account                                  1
                      2.2   Average Annual Deferral Amount           1
                      2.3   Beneficiary                              1
                      2.4   Board                                    1
                      2.5   Change in Control of the Employer        2
                      2.6   Committee                                3
                      2.7   Compensation                             3
                      2.8   Deferral Commitment                      3
                      2.9   Deferral Period                          3
                      2.10  Determination Date                       3
                      2.11  Early Retirement Date                    3
                      2.12  Employer                                 3
                      2.13  Financial Hardship                       3
                      2.14  Interest                                 4
                      2.15  Normal Retirement Date                   4
                      2.16  Participant                              4
                      2.17  Participation Agreement                  4
                      2.18  Plan Benefit                             4
                      2.19  Qualified 401(k) Plan                    4
                      2.20  Qualified Pension Plan                   4
                      2.21  Retirement                               5
                      2.22  Retirement Account                       5
                      2.23  Termination Account                      5
                      2.24  Total and Permanent Disability           5
                      2.25  Additional Terms                         5

      ARTICLE III     PARTICIPATION AND DEFERRAL COMMITMENTS

                      3.1   Eligibility and Participation            5
                      3.2   Form of Deferral; Minimum Deferral       6
                      3.3   Limitation on Deferral                   6
                      3.4   Commitment Limited by Retirement         7
                      3.5   Modification of Deferral Commitment      7





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
                         VALLEY NATIONAL CORPORATION

                              401 (+) trademark

                     EXECUTIVE DEFERRED COMPENSATION PLAN

                               TABLE OF CONTENTS
                                 (Continued)


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
      ARTICLE IV      DEFERRED COMPENSATION ACCOUNTS

                      4.1   Types of Accounts                        7
                      4.2   Elective Deferred Compensation           8
                      4.3   Matching Contributions                   8
                      4.4   Determination of Accounts                8
                      4.5   Vesting of Accounts                      9
                      4.6   Statement of Accounts                    9

      ARTICLE V       PLAN BENEFITS

                      5.1   Retirement Benefit                       9
                      5.2   Termination Benefit                      9
                      5.3   Death Benefit                            9
                      5.4   Early Withdrawal Option                 10
                      5.5   Hardship Distributions                  10
                      5.6   Form of Benefit Payment                 10
                      5.7   Pension Make-Up Benefit                 11
                      5.8   Withholding; Payroll Taxes              11
                      5.9   Commencement of Payments                11
                      5.10  Benefits Payable to Minor
                            or Incompetents                         11

      ARTICLE VI      BENEFICIARY DESIGNATION

                      6.1   Beneficiary Designation                 12
                      6.2   Amendments                              12
                      6.3   No Beneficiary Designation              12
                      6.4   Effect of Payment                       13

      ARTICLE VII     ADMINISTRATION

                      7.1   Committee; Duties                       13
                      7.2   Agents                                  13
                      7.3   Binding Effect of Decisions             13
                      7.4   Indemnity of Committee                  14





                                                                            (ii)
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
                         VALLEY NATIONAL CORPORATION

                              401 (+) trademark

                     EXECUTIVE DEFERRED COMPENSATION PLAN

                               TABLE OF CONTENTS
                                 (Continued)

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
ARTICLE VIII    CLAIMS PROCEDURE

                8.1   Claim                                   14
                8.2   Denial of Claim                         14
                8.3   Review of Claim                         14
                8.4   Final Decision                          14

ARTICLE IX      AMENDMENT AND TERMINATION OF PLAN

                9.1   Amendment                               15
                9.2   Employer's Right to Terminate           15

ARTICLE X       MISCELLANEOUS

                10.1  Unfunded Plan                           16
                10.2  Unsecured General Creditor              16
                10.3  Trust Fund                              16
                10.4  Nonassignability                        17
                10.5  Not a Contract of Employment            17
                10.6  Protective Provisions                   17
                10.7  Terms                                   17
                10.8  Captions                                17
                10.9  Governing Law                           17
                10.10 Validity                                18
                10.11 Notice                                  18
                10.12 Successors                              18

                         VALLEY NATIONAL CORPORATION

                              401 (+) trademark

                     EXECUTIVE DEFERRED COMPENSATION PLAN



                                   ARTICLE I

                                    PURPOSE

      The purpose of this 401(+)+TM Executive Deferred Compensation Plan (hereinafter referred to as the "Plan") is to provide current tax planning opportunities as well as supplemental funds for retirement or death for select officers and key management employees (and their beneficiaries) of Valley National
Corporation. It is intended that the Plan will aid in retaining and attracting employees of exceptional ability by providing such individuals with these benefits. This plan shall be effective as of October 1, 1988.


                                   ARTICLE II

                                  DEFINITIONS

      For purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

      2.1    ACCOUNT.  "Account" means either the Termination
Account or the Retirement Account maintained by the Employer in accordance with Article IV with respect to any deferral of Compensation pursuant to this Plan.

      2.2 AVERAGE ANNUAL DEFERRAL AMOUNT. "Average Annual Deferral Amount" means, with respect to any Participant, an amount equal to the total dollar amount deferred or to be deferred under all completed and uncompleted Salary and Bonus Deferral Commitments made by a Participant, divided by the number of Deferral Commitments entered into by the Participant.

      2.3 BENEFICIARY. "Beneficiary" means the person, persons or entity designated by the Participant, as provided in
Article VI, to receive any Plan benefits payable after a Participant's death.

      2.4    BOARD.  "Board" means the Board of Directors of
Valley National Corporation.




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      2.5    CHANGE IN CONTROL OF THE EMPLOYER.  "Change in
Control" shall be deemed to have occurred at the time (1) a report on Schedule 13D is filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") disclosing that any person (within the meaning of Section 13(d) of the Exchange Act), other than the Employer (or one of its subsidiaries) or any employee benefit plan sponsored by the Employer (or one of its subsidiaries), is the beneficial owner, directly or indirectly, of 20 percent or more of the combined voting power of the then outstanding securities of the Employer; (2) any person (within the meaning of Section 13(d) of the Exchange Act), other than the Employer (or one of its subsidiaries) or any employee benefit plan sponsored by the Employer (or one of its subsidiaries), shall purchase securities pursuant to a tender offer or exchange offer to acquire any common stock of the Employer (or securities convertible into common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20 percent or more of the combined voting power of the then outstanding securities of the Employer (as determined under paragraph (d) of Rule 13d-3 under the Exchange Act, in the case of rights to acquire common stock); (3) the stockholders of the Employer shall approve:

             (a) Any consolidation or merger of the Employer:

                  (i)   in which the Employer is not the
             continuing or surviving corporation,

                 (ii) pursuant to which shares of common stock
             of the Employer would be converted into cash, securities or other property, or

                (iii) with a corporation which prior to such
             consolidation or merger owned 20 percent or more of the cumulative voting power of the then outstanding securities of the Employer; or

             (b) Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Employer; or

(4) there shall have been a change in a majority of the members of the Board of Directors of the company within a 12-month period, unless the election or nomination for election by the company's stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such 12-month period.



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AMENDED 2.6   COMMITTEE.  "Committee" means the Investment
  Compensation Committee of the Board of Directors appointed by the Board to administer the Plan pursuant to Article VII. No member of the Committee may participate in any decision regarding his or her own benefit.

      2.7 COMPENSATION. "Compensation" means the salary and bonuses paid to an Employee-Participant during the calendar year considered to be "wages" for purposes of federal income tax withholding, before reduction for amounts deferred pursuant to this Plan, the Valley Flex Benefits Plan, and the Investment Incentive Plan or any other cash or deferred compensation arrangement pursuant to Section 401(a) of the Internal Revenue Code. Compensation does not include expense reimbursements, or any form of non-cash compensation or benefits.

      2.8     DEFERRAL COMMITMENT.  "Deferral Commitment" means a
  Salary Deferral Commitment or a Bonus Deferral Commitment made by a Participant pursuant to Article III for which a separate
  Participation Agreement has been entered into by the Participant.

      2.9 DEFERRAL PERIOD. "Deferral Period" means each calendar year or any portion thereof.

     2.10 DETERMINATION DATE. "Determination Date" means the last day of each calendar month.

DELETED 2.11 EARLY RETIREMENT DATE. "Early Retirement Date" means the date on which the Participant actually terminates employment or Board service following the first day of the month coinciding with or next following a Participant's attainment of age fifty-five (55) and his completion of fifteen (15) Years of Credited Service, but prior to his Normal Retirement Date.

     2.12     EMPLOYER.  "Employer" means Valley National
  Corporation, an Arizona corporation, and any affiliated or subsidiary corporations designated by the Board, or any successors to the businesses thereof.

     2.13 FINANCIAL HARDSHIP. "Financial Hardship" means a severe financial hardship to the Participant resulting from (a) a sudden and unexpected illness or accident of the Participant or a dependent (as defined in Section 152(a) of the Internal Revenue
  Code) of the Participant; (b) loss of the Participant's property due to casualty; or (c) other similar or extraordinary circum-stances arising from events beyond the control of the Participant. Notwithstanding the foregoing, the Committee may not direct payment of any amounts credited to the Account of a Participant to the extent that such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant's assets to the extent that such liquidation would not cause severe financial


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    hardship, or by the cessation of deferrals under the Plan.  The desire to send a Participant's child to college or the desire to purchase a residence shall not be considered a Financial
    Hardship.

          2.14 INTEREST. "Interest" means, with respect to any calendar month, either the Termination Rate or the Retirement
    Rate as defined below:

                (a) TERMINATION RATE means the monthly equivalent of the annual yield of the Moody's Long Term Corporate Bond Yield Index for the preceding calendar month as published by Moody's Investor Service, Inc. (or any successor thereto) or, if such index is no longer published, a substantially similar index selected by the Board.

                (b) RETIREMENT RATE means the monthly equivalent of the effective annual yield on a Termination Account plus three percentage (3%) points.

DELETED  2.15   NORMAL RETIREMENT DATE.   "Normal Retirement Date"
    means the first day of the month coinciding with or next following the date on which a Participant attains age sixty-two
    (62).

         2.16 PARTICIPANT. "Participant" means any individual who is participating or has participated in this Plan as provided in
    Article III.

         2.17 PARTICIPATION AGREEMENT. "Participation Agreement" means the agreement entered into by a Participant with the Committee prior to the beginning of the Deferral Period. A new Participation Agreement shall be entered into by the Participant with the Committee for each Deferral Commitment.

         2.18 PLAN BENEFIT. "Plan Benefit" means the benefit payable to a Participant as calculated in Article V.

         2.19   QUALIFIED 401(K) PLAN.   "Qualified 401(k) Plan"
    means the Investment Incentive Plan, any successor salary reduction plan, or a salary reduction plan maintained by an affiliate of the Employer that qualifies under Section 401(a) of the Internal Revenue Code by satisfying the requirements of
    Section 401(k) of the Code.

         2.20   QUALIFIED PENSION PLAN.   "Qualified Pension Plan"
    means the Retirement Plan for Employees of the Valley National Bank of Arizona, any successor defined benefit plan maintained by the Employer, or a defined benefit plan maintained by an affiliate of the Employer that qualifies under Section 401(a) of the Internal Revenue Code.



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AMENDED  2.21   RETIREMENT.  "Retirement" means the severance of
    employment with the Employer at the Participant's Normal Retirement Date or Early Retirement Date as applicable. Participants who, after retirement, become, or continue to be members of the Board shall not be considered to be retired, for purposes of this plan, until the severance of service as an active Board member and as a Director Emeritus.

         2.22 RETIREMENT ACCOUNT. "Retirement Account" means the account maintained on the books of account of the Employer and calculated pursuant to paragraph 4.5, using the Retirement Rate as stated in paragraph 2.14(b).

         2.23 TERMINATION ACCOUNT. "Termination Account" means the account maintained on the books of account of the Employer and calculated pursuant to paragraph 4.5, using the Termination Rate as stated in paragraph 2.14(a).

         2.24 TOTAL AND PERMANENT DISABILITY. "Total and Permanent Disability" means a physical or mental condition that prevents the Participant from satisfactorily performing the Participant's usual duties for the Employer. The Committee shall determine the existence of Disability and may rely on advice from a medical examiner satisfactory to the Committee in making the determination.

         2.25 ADDITIONAL TERMS. In addition to the definitions set out above, the following terms have been described throughout this document in the sections indicated below:

                Salary Deferral Commitment           3.2(a)
                Bonus Deferral Commitment            3.2(b)
                Initial Account Balance              4.2
                Matching Contribution Credit         4.4
                Pension Make-up Benefit              5.7


                                  ARTICLE III

                     PARTICIPATION AND DEFERRAL COMMITMENTS

         3.1    ELIGIBILITY AND PROTECTION.

                (a) ELIGIBILITY. Eligibility to participate in the Plan is limited to a select group of management or highly compensated employees recommended by the Committee from time to time.

                (b) PARTICIPATION. An eligible employee may elect to participate in the Plan with respect to any Deferral Period by submitting a Participation Agreement with the Committee by December 15 of the calendar year immediately


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          preceding the Deferral Period, provided that employees
          making Bonus Deferral Commitments must do so prior to the Board meeting in which a provisional or full payment of such bonus is authorized. In the event that an individual first becomes eligible to participate during a calendar year, a Participation Agreement must be entered into with the Committee no later than thirty (30) days following notifica-tion of the individual by the Committee of his eligibility to participate, and such Participation Agreement shall be effective only with regard to Compensation earned or payable following the submission of the Participation Agreement with the Committee.

AMENDED   3.2    FORM OF DEFERRAL COMMITMENT.  For each
     Deferral Period, a Participant may make the following Deferral Commitments in separate Participation Agreements:

                 (a) SALARY DEFERRAL COMMITMENT. A Participant may elect to defer any portion of his base salary for the year following the calendar year in which the Participation Agreement is submitted. The amount to be deferred shall be stated as a percentage of base salary but must not be less than two thousand dollars ($2,000) during the Deferral Period. The percentage of salary to be deferred may be stated in one-half percent (1/2%) increments.

                 (b) BONUS DEFERRAL COMMITMENT. A Participant may elect to defer all or a portion of the bonus amounts to be paid by the Employer in the calendar year following the calendar year in which the Participation Agreement is submitted. The amount to be deferred shall be stated as a flat dollar amount, as a percentage of the bonus, or as an amount in excess of a stated dollar amount, but must not be less than two thousand dollars ($2,000), unless the Participant also elects to make a Salary Deferral Commitment, in which case there shall be no minimum Bonus Deferral Commitment.

                 In the event a Participant enters this Plan at any time other than January 1 of any calendar year, the minimum Deferral Commitment shall be a pro rata portion of the minimum Deferral Commitment set forth in subparagraphs (a), (b) and (c) above, based upon the full or partial months remaining in the Deferral Period.

          3.3 LIMITATION ON DEFERRAL. Notwithstanding paragraph 3.2, the Committee may increase the minimum deferral amount or impose a maximum deferral amount from time to time by giving proper written notice to all Participants.





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      3.4    COMMITMENT LIMITED BY RETIREMENT.  If a Participant
intends to terminate employment due to Retirement prior to the end of the Salary Deferral Period the Participant may elect, with the Committee's consent, an alternative Deferral Commitment as follows:

             (a) If, at the time of entering into the Participation Agreement with the Committee, the Participant's Retirement occurs prior to the end of the Deferral Period, the Participant may elect to defer over a period which ends at the date of his intended Retirement. The Minimum Deferral provided in paragraph 3.2 above shall apply.

             (b) If, subsequent to the entering into a Participation Agreement with the Committee, the Participant decides to terminate employment due to Retirement prior to the end of the Deferral Period, the Participant may elect to accelerate the deferral of the remaining balance of his Deferral Commitment. The accelerated deferrals shall be made over the period from the first day of the calendar year following such election to the date of the Participant's Retirement. However, the election to accelerate under this alternative must be made prior to December 15 of the year which precedes the calendar year(s) in which such remaining balance is to be deferred.

      3.5    MODIFICATION OF DEFERRAL COMMITMENT.  A Deferral
Commitment shall be irrevocable except that notwithstanding the minimum deferral amounts under Section 3.2, the Committee may permit a Participant to reduce the amount to be deferred, or waive the remainder of the Deferral Commitment, upon a finding that the Participant has suffered a Financial Hardship.


                                   ARTICLE IV

                         DEFERRED COMPENSATION ACCOUNTS

      4.1 TYPES OF ACCOUNTS. A Retirement Account and a Termination Account shall be maintained for each Participant, and the Accounts shall be bookkeeping devices utilized for the sole purpose of determining the benefits payable under the Plan and shall not constitute a separate fund of assets. The amount of the Elective Deferred Compensation, Matching Contribution Credit and Interest thereon shall be credited to each of these Accounts. The Employer shall be under no obligation to maintain specific assets for the purpose of providing the benefits under this Plan. The maintenance of the bookkeeping accounts provided in this section shall not alter Employer's obligation under the Plan, which is an unfunded and unsecured promise of Employer to pay money in the future.


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         4.2    ELECTIVE DEFERRED COMPENSATION.  The amount of
   Compensation that a Participant elects to defer shall be deferred from each payment of compensation and credited to the Participant's Account as the non-deferred portion of the compensation becomes or would have become payable. Any withhold-ing of taxes or other amounts with respect to deferred Compensation which is required by state, federal or local law shall be calculated separately for Salary and Bonus Deferral Commitments. The amounts required to be withheld shall be first withheld from the non-deferred portion of the salary or bonus which relates to the Deferral Commitment and, if insufficient, shall then be drawn from the corresponding Deferral Commitments.

AMENDED  4.3    MATCHING CONTRIBUTIONS.  Employer shall credit a
   Matching Contribution to the Participant's Account equal to 60% of the first 6% of Compensation deferred by the Participant under this Plan and under the Qualified 401(k) Plan during a Deferral Period, but not to exceed 3.6% of the Participant's Compensation before such deferrals. The Matching Contribution credited to this Plan shall be reduced by the amount, if any, Employer has contributed as a matching contribution for the Participant to the Qualified 401(k) Plan for the Deferral Period. The Matching Contribution shall be credited to the Account as of the same day corresponding matching contributions to the Qualified 401(k) Plan are credited to accounts in that Plan. A Participant shall be eligible to receive a Matching Contribution under this Plan with respect to those amounts which, if not deferred, would have been payable after the Participant is eligible to participate in the Qualified 401(k) Plan.

         The Employer may credit additional discretionary Matching Contributions to Participants' Accounts at such time and in such amounts as the Board shall determine. The amounts of the Matching Contributions shall be determined as of the end of every calendar year and shall be credited to such Participant's Account at that time.

         4.4 DETERMINATION OF ACCOUNTS. Each Participant's Retirement Account and Termination Account as of each Determination Date shall consist of the balance of the Participant's Account as of the immediately preceding Determination Date (including any Initial Account Balance), plus the Participant's Elective Deferred Compensation credited, any Matching Contribution Credit, and any Interest earned, minus the amount of any distributions made since the immediately preceding Determination Date. Interest earned shall be calculated as of each Determination Date based upon the average daily balance of the account since the preceding Determination Date and shall be credited to the Participant's Account at that time.





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      4.5    VESTING OF ACCOUNTS.  A Participant shall be 100%
vested at all times in the amounts deferred, any Matching
Contribution Credit and the appropriate Interest credited thereon.

      4.6 STATEMENT OF ACCOUNTS. The Committee shall submit to each Participant, within one hundred twenty (120) days after the close of each calendar year and at such other time as determined by the Committee, a statement setting forth the balance to the credit of each Account maintained for a Participant.


                                   ARTICLE V

                                 PLAN BENEFITS

      5.1    RETIREMENT BENEFIT.  The Employer shall pay a Plan
Benefit equal to the Participant's Retirement Account to each Participant who:

             (a) terminates employment by reason of Retirement or Total and Permanent Disability,

             (b) terminates within two years of Change in Control for reason other than Death.

      5.2    TERMINATION BENEFIT.  The Employer shall pay a Plan
Benefit equal to the Participant's Termination Account to each employee Participant who terminates employment for reasons other than those listed in paragraphs 5.1 above and 5.3 below.

      5.3 DEATH BENEFIT. Upon the death of a Participant, the Employer shall pay to the Participant's Beneficiary an amount determined as follows:

             (a) If the Participant dies after termination of employment or service with the Employer, the amount payable shall be equal to the remaining unpaid balance of the Participant's Account paid in the same manner being used prior to the Participant's death.

             (b) If the Participant dies prior to termination of employment with the Employer, the amount payable shall be the greater of:

                  (i)   the sum of Participant's Retirement
             Account balance; or

                  (ii) an amount equal to the Participant's
             Average Annual Deferral Amount times ten (10).




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
         5.4 EARLY WITHDRAWAL OPTION. Participants shall be permitted to elect to withdraw amounts from their Accounts subject to the following restrictions:

                (a) TIMING OF ELECTION TO WITHDRAW. The election to make an early withdrawal must be made at the same time the Participant enters into a Participation Agreement for a Deferral Commitment.

                (b) AMOUNT OF WITHDRAWAL.  The amount which a
         Participant can elect to withdraw with respect of any Deferral Commitment, shall be one hundred percent (100%) of the amount of such Deferral Commitment without Interest.

                (c) TIMING OF EARLY WITHDRAWALS. The amount elected to be withdrawn shall be paid in a lump sum. In no event shall the commencement of benefit payments under this section be prior to the seventh (7th) anniversary of the Deferral Commitment for which the Participant elected the early withdrawal option.

         Amounts paid to a Participant pursuant to this section shall be treated as distributions from the Participant's account.

         5.5 HARDSHIP DISTRIBUTIONS. Upon a finding that a Participant has suffered a Financial Hardship, the Committee may, in its sole discretion, make distributions from the Participant's Account prior to the time specified for payment of benefits under the Plan. The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant's requirements during the Financial Hardship.

AMENDED  5.6    FORM OF BENEFIT PAYMENT.  The Plan Benefits shall be
    paid in the form elected by the Participant on his Deferral Commitment. The most recently filed election shall control the form of benefit payment with respect to the Participant's entire Account. If, upon termination, the Participant's most recent election as to the form of benefit was made within one year of such termination, then the prior election shall be used to determine the form of payment. The methods of payment from which a Participant may elect are limited to the following:

                (a) Lump sum payment.

                (b) Equal monthly installments of the Account and Interest amortized over a period of 60, 120, 180, or 240 months. Interest on the unpaid balance shall be equal to the Retirement Rate or Termination Rate, whichever is applicable, and shall be credited monthly. Installments





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
        shall be redetermined each January 1, based on the appropriate crediting rate as of the last day of the preceding September, the remaining account balance, and the remaining number of payment periods.

               (c) Any other method which is actuarially equivalent to the Participant's Account balance and is approved by the Committee, in its sole discretion.

        5.7 PENSION MAKE-UP BENEFIT. The Employer shall provide to each Participant a separate benefit equal to the amount by which the Participant's benefit under the Qualified Pension Plan has been reduced as a result of deferrals under this Plan. The amount of this benefit shall be the difference between:

               (a) The Normal Benefit which would have been available under the Qualified Pension Plan if no deferrals had been made under this Plan; and

               (b) the Normal Benefit actually available under the Qualified Pension Plan.

        The benefit shall be paid in the time and manner as applicable to the Participant under the Qualified Pension Plan.

        5.8 WITHHOLDING; PAYROLL TAXES. The Employer shall withhold from payments made hereunder any taxes required to be withheld from a Participant's wages for the federal or any state or local government.

AMENDED 5.9    COMMENCEMENT OF PAYMENTS.  Benefit payments shall
   commence on the first day of the first month which begins not less than sixty (60) days after Retirement, Termination, Total and Permanent Disability or death. All subsequent payments shall be made as of the first day of the month.

        5.10 BENEFITS PAYABLE TO MINORS OR INCOMPETENTS. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the date on which the Committee receives a written notice, in a form and manner acceptable to the Committee, that such person is incompetent or a minor, for whom a guardian or other person legally vested with the care of his person or estate has been appointed; provided, however, that if the Committee shall find that any person to whom a benefit is payable under the Plan is unable to care for his affairs because of incompetency, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid





PAGE 11 - 401(+) trademark EXECUTIVE DEFERRED COMPENSATION PLAN to the spouse, a child, a parent or a brother or sister, or to any person or institution deemed by the Committee to have incurred expenses for the person otherwise entitled to payment. To the extent permitted by law, any such payment so made shall be a complete discharge of liability therefor under the Plan.

      In the event a guardian of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, benefit payments may be made to such guardian, provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. To the extent permitted by law, any such payment so made shall be a complete discharge of any liability therefor under the Plan.


                                   ARTICLE VI

                            BENEFICIARY DESIGNATION

      6.1 BENEFICIARY DESIGNATION. Each Participant shall have the right, at any time, to designate any person or persons as his Beneficiary or Beneficiaries (both principal as well as contin-gent) to whom benefits under this Plan shall be paid in the event of Participant's death prior to complete distribution of the benefits due under the Plan. Each beneficiary designation shall be in a written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. To be effective, a designation of a beneficiary other than the Participant's spouse shall require the written consent of the spouse on the beneficiary designation form filed with the Committee.

      6.2 AMENDMENTS. Any Beneficiary designation may be changed by a Participant without the consent of any designated Beneficiary by the filing of a new Beneficiary Designation with the Committee. The filing of a new Beneficiary Designation form will cancel all Beneficiary Designations previously filed.

      6.3 NO BENEFICIARY DESIGNATION. If any Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Designated Beneficiary shall be deemed to be the person in the first of the following classes in which there is a survivor:

             (a) the surviving spouse;





PAGE  12 - 401(+) trademark EXECUTIVE DEFERRED COMPENSATION PLAN

             (b) the Participant's children, except that if any of the children predeceases the Participant but leave issue surviving, then such issue shall take by right of representation the share the parent would have taken if living;

             (c) the Participant's estate.

      6.4    EFFECT OF PAYMENT.  Payment to the deemed
Beneficiary shall completely discharge Employer's obligations under this Plan.


                                  ARTICLE VII

                                 ADMINISTRATION

      7.1 COMMITTEE; DUTIES. This Plan shall be administered by the Compensation Committee of the Board of Directors. The Committee may delegate some or all of its responsibilities for the day-to-day operation of the Plan to an Administrative Committee. Members of the Committee may be Participants under this Plan. The Committee shall have responsibility for the general administration of the Plan and for carrying out its intent and provisions. The Committee shall have such powers and duties as may be necessary to discharge its responsibilities. These powers shall include, but not be limited to:

             (a) Interpretation of the Plan provisions;

             (b) Determination of amounts due to any Participant, the rights of any Participant or Beneficiary under this Plan, the right to require any necessary information from any Participants or determine the amounts credited to Participant's Accounts and Interest earned, and

             (c) Any other activities deemed necessary or helpful.

      7.2 AGENTS. The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Employer.

      7.3 BINDING EFFECT OF DECISIONS. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and appli-cation of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any Interest in the Plan.




PAGE  13 - 401(+) trademark EXECUTIVE DEFERRED COMPENSATION PLAN

      7.4 IMDEMNITY OF COMMITTEE. The Employer shall indemnify and hold harmless the members of the Committee against any and all claims, loss damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct, to the extent the claims, loss, damage or liability is not otherwise reimbursed by insurance.


                                  ARTICLE VIII

                                CLAIMS PROCEDURE

      8.1 CLAIM. Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting informa-tion under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.

      8.2 DENIAL OF CLAIM. If the claim or request is denied, the written notice of denial shall state:

             (a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based.

             (b) A description of any additional material or information required and an explanation of why it is necessary.

             (c) An explanation of the Plan's claim review procedure.

      8.3 REVIEW OF CLAIM. Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representa-tion, examine pertinent documents, and submit issues and comments in writing.

      8.4 FINAL DECISION. The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant plan provisions.
All decisions on review shall be final and bind all parties concerned.





PAGE  14 - 4Ol(+) trademark EXECUTIVE DEFERRED COMPENSATION PLAN

                                   ARTICLE IX

                       AMENDMENT AND TERMINATION OF PLAN

     9.1 AMENDMENT. The Board may at any time amend the Plan in whole or in part, provided, however, that no amendment shall be effective to decrease or restrict the amount accrued to the date of Amendment in any Account maintained under the Plan. Any change in the definition of "Interest" as defined herein shall be made only upon the following terms and conditions:

             (a) Any change in the Interest rate shall not become effective until the first day of the calendar year which follows the adoption of the amendment and providing at least thirty (30) days' written notice of the amendment to the Participant.

     9.2 EMPLOYER'S RIGHT TO TERMINATE. The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting, or other effects of the continuance of the Plan, or potential payments thereunder would not be in the best interests of the Employer.

             (a) PARTIAL TERMINATION. The Board may partially terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments. In the event of such a Partial Termination, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such Partial Termination.

             (b) COMPLETE TERMINATION. The Board may completely terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments, and terminate
     all ongoing Deferral Commitments.   In the event of such a
     Complete Termination, the Plan shall cease to operate and the Committee shall pay out to each Participant the appro-priate Account as if that Participant had terminated service as of the effective date of such Complete Termination in equal monthly installments over the period listed below based on the Account balance:

     Appropriate Account Balance                   Payout Period
     ---------------------------                   -------------

     Less than $10,000                                2 Years

     $10,000 but less than $50,000                    5 Years

     More than $50,000                                10 Years





PAGE 15 - 401(+) trademark EXECUTIVE DEFERRED COMPENSATION PLAN

      Interest earned on the unpaid balance in each Participant's Account shall be the applicable Interest rate on the Determination Date immediately preceding the effective date of such Complete Termination.


                                   ARTICLE X

                                 MISCELLANEOUS

      10.1 UNFUNDED PLAN. This Plan is intended to be an unfunded plan maintained primarily to provide deferred Compensation benefits for a select group of management employees or highly compensated employees. This Plan is not intended to create an investment contract, but to provide tax planning opportunities and retirement benefits to eligible individuals who have elected to participate in the Plan. Eligible individuals are select members of management who, by virtue of their position with the Employer, are uniquely informed as to the Employer's operations and have the ability to materially affect the Employer's profitability and operations.

     10.2 UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, Interest or claims in any property or assets of Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by Employer ("Policies"). Except as provided under
Section 10.3, such Policies or other assets of Employer shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of Employer under this Plan. Any and all of Employer's assets and Policies shall be, and remain, the general, unpledged, unrestricted assets of Employer. Employer's obligation under the Plan shall be that of an unfunded and unsecured promise of Employer to pay money in the future.

     10.3 TRUST FUND. The Employer shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Employer may establish one or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Employer's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Employer.




PAGE 16 - 401(+) trademark EXECUTIVE DEFERRED COMPENSATION PLAN

     10.4 NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency, except to the extent provided under applicable law regarding community property rights.

     10.5 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant, and the Participant (or his Beneficiary) shall have no rights against the Employer except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge him at any time.

     10.6 PROTECTIVE PROVISIONS. A Participant will cooperate with the Employer by furnishing any and all information requested by the Employer, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as the Employer may deem necessary and taking such other action as may be requested by the Employer. Notwithstanding the other provisions of this Plan, no death benefits in excess of the Retirement Account balance shall be paid if death occurs as a result of suicide.

     10.7 TERMS. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

     10.8 CAPTIONS. The captions of the articles, sections and paragraphs of thin Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     10.9 GOVERNING LAW. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Arizona.



PAGE 17 - 4Ol(+) trademark EXECUTIVE DEFERRED COMPENSATION PLAN

      10.10 VALIDITY. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

      10.11 NOTICE. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to any member of the Committee, or Secretary of the Employer. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

      10.12 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Employer, and successors of any such corporation or other business entity.

      IN WITNESS WHEREOF, and pursuant to resolution of the Board of Directors of Valley National Corporation such corporation has caused this instrument to be executed by its duly authorized officers effective as of October 1, 1988.

                             VALLEY NATIONAL CORPORATION


                             By: /s/ Richard J. Lehmann
                                 ------------------------
                                 President

                             By: /s/ William J. Ramsey
                                 -------------------------
                                 Secretary


                             Dated: December 1, 1988
                                    ----------------------

PAGE 18 - 401(+) trademark EXECUTIVE DEFERRED COMPENSATION PLAN

                                AMENDMENT NO. 1

                          VALLEY NATIONAL CORPORATION

                      EXECUTIVE DEFERRED COMPENSATION PLAN


THIS AMENDMENT to the Valley National Corporation Executive
Deferred Compensation Plan (the "Plan") is made and entered into this 20th day of December, 1989, by Valley National Corporation, an Arizona Corporation, (the "Company");

WHEREAS, the Company has established the Plan as effective
October 1, 1988; and

WHEREAS, the Company desires to make certain changes; and

WHEREAS, pursuant to Section 9.1 of the Plan, the right to amend the Plan is reserved to the Company; and

WHEREAS, the Company has approved the amendments to the Plan as provided below;

NOW, THEREFORE, the Plan is hereby amended as follows:

FIRST:  Section 2.6 shall be amended to read as follows:

         2.6 COMMITTEE. "Committee" means the Compensation Committee of the Board of Directors appointed by the Board to administer the Plan pursuant to Article VII. No member of the committee may participate in any decision regarding his or her own benefit.

SECOND:  Section 2.11 Early Retirement Date and Section 2.15
Normal Retirement Date shall be deleted in their entirety.

THIRD:  Section 2.21 shall be amended to read as follows:

         2.21 RETIREMENT. "Retirement" means the severance of employment with the Employer at the Participant's Early, Advanced, Normal or Late Retirement Date as applicable. Participants who, after retirement, become, or continue to be members of the Board shall not be considered to be retired, for purposes of this plan, until the severance of service as an active Board member and as a Director Emeritus.


                                (1)

                                AMENDMENT NO. 1

                          VALLEY NATIONAL CORPORATION

                      EXECUTIVE DEFERRED COMPENSATION PLAN
                                  (Continued)


For purposes of this provision:

              (a) EARLY RETIREMENT DATE. "Early Retirement Date" means the date on which the Participant attains the status of early retirement under the personnel procedures of the Employer.

              (b) ADVANCED RETIREMENT DATE. "Advanced Retirement Date" means the date on which the Participant actually terminates employment following the first day of the month coinciding with or next following a Participant's attainment of age sixty-two (62), but prior to his Normal Retirement Date.

              (c) NORMAL RETIREMENT DATE.  "Normal Retirement
         Date" means the date on which the Participant actually terminates employment following the first day of the month coinciding with or next following a Participant's attainment of age sixty-five (65).

              (d) LATE RETIREMENT DATE. "Late Retirement Date" means the date on which the Participant actually terminates employment following the first day of any month following the Participant's Normal Retirement Date.

FOURTH:  Section 3.2(a) shall be amended to read as follows:

              (a) SALARY DEFERRAL COMMITMENT. A Participant may elect to defer any portion of his base salary for the year following the calendar year in which the Participation Agreement is submitted. The amount to be deferred shall be stated as a flat dollar amount or as a percentage of base salary but must not be less than two thousand dollars ($2,000) during the Deferral Period. The percentage of salary to be deferred may be stated in one-half percent (1/2%) increments.





                                      (2)

                                AMENDMENT NO. 1

                          VALLEY NATIONAL CORPORATION

                      EXECUTIVE DEFERRED COMPENSATION PLAN
                                  (Continued)



FIFTH: Section 5.6 shall be amended by adding subsection (d) to read as follows:

              (d) Notwithstanding the form of payment elected by the Participant, in the event the applicable account balance is less than ten thousand dollars ($10,000) at the time payment is to commence, the form of benefit payment shall be a lump sum payment.

SIXTH: Section 5.9 shall be amended in its entirety to read as follows:

         5.9 COMMENCEMENT OF PAYMENTS. Benefit payments shall commence no later than sixty (60) days following Retirement, Termination, Total and Permanent Disability or death. All subsequent payments shall be made as of the first day of the month.

SEVENTH: Except as provided herein, all other Plan provisions shall remain in full force and effect.

EIGHTH: The Amendment to the Plan provided for herein shall be effective as of the 20th day of December, 1989.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of the day and year first above written.



                                      VALLEY NATIONAL CORPORATION



                                      By:   /s/ Richard J. Lehmann
                                            -------------------------
                                            Richard J. Lehmann
                                            Chairman of the Board and
                                      Its:  Chief Executive Officer
                                            -------------------------





                                      (3)

                               AMENDMENT NO. 2
                         TO VALLEY NATIONAL CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN


THIS AMENDMENT to the Valley National Corporation 401(+) trademark Executive Deferred Compensation Plan (the "Plan") is made and entered into this 19th day of November, 1991 by Valley National Corporation, an Arizona Corporation, (the "Company");

WHEREAS the Company established the Plan as effective October 1, 1986.

WHEREAS the Company previously amended the Plan by execution of an amendment No. 1; and

WHEREAS the Company desires to make an additional change; and

WHEREAS pursuant to Section 9.1 of the Plan, the right to amend the Plan is reserved to the Company; and

WHEREAS the Company has approved the amendments to the Plan as provided below;

NOW THEREFORE the Plan is hereby amended as follows:


FIRST: Section 5.1 is hereby amended in its entirety to provide as follows:

             5.1 Retirement Benefit. The Employer shall pay a Plan Benefit equal to the Participant's Retirement Account to each participant who:

                   (2) terminates employment by reason of Retirement or Total and Permanent Disability,

                   (b) terminates employment within two years of Change in Control tor a reason other than Death.

             The Employer shall also pay a Plan Benefit equal to the Participant's Retirement Account in the event that the "regulatory capital ratio", as such a term is defined by the Office of the Comptroller of the Currency, of The Valley National Bank of Arizona becomes less than three Percent (3%).

SECOND: Section 5.9 is hereby amended in its entirety to provide as follows:

             5.9 Commencement of Payments. Benefit payments shall commence on the first day of the first month which begins not less than sixty (60)

AMENDMENT NO.2
TO VALLEY NATIONAL CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN
PAGE 2


              days after Retirement, Termination, Total and Permanent Disability or death. In the event that payment is due under
              Section 5.1 on account of the change in regulatory capital described in Section 5.1, benefit payments shall commence on the first day of the first month which begins not less than sixty
              (60) days after the later of (a) the effective date of such event of (b) the date of determination by the Committee of such event. All subsequent payments shall be made as of the first day of the month.

THIRD:      Except as provided herein, all other Plan Provisions shall remain in full force and effect.

FOURTH:     The Amendment to the Plan Provided for here in shall be effective as of the 1st day of January, 1992.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of the day and year first above written.


                                           VALLEY NATIONAL CORPORATION

                                           BY:
                                               ----------------------------

                                           ITS:
                                               ----------------------------

ATTEST:

BY:
   -----------------------------

ITS:
    ----------------------------

                                   RESOLUTION
                                401(+) trademark
                          VALLEY NATIONAL CORPORATION


        RESOLVED that the Valley National Corporation (the corporation) hereby adopts Amendment No. 2 to the Corporation's 401(+)TM Executive Deferred Compensation Plan, a copy of which is attached hereto as Amendment No. 2 and by this reference is incorporated herein; and be it further

        RESOLVED, that the President or a Vice President and the Secretary of the Corporation be, and the same hereby are, authorized, empowered, and directed to execute such amendment with such ehanges, modifications, additions or deletions as they may approve, their execution thereof to evidence their approval; be it further

        RESOLVED, that the acts and deeds of the officers of the Corporation necessary to carry out the intent and purposes of these resolutions be, and the same hereby are ratified, confirmed and adopted as the acts and deeds of this corporation.


            ---------------------------------------------------


PURPOSE: To amend the plan to pay a Plan Benefit equal to the Participant's Retirement Account in the event that the "regulatory capital ratio", of The Valley National Bank of Arizona becomes less than three percent (3%).